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                                                                    EXHIBIT 23.4

                        Consent of Robert Louis-Dreyfus

     I hereby consent to the reference to me as a nominee to be elected to be elected to the Board of Directors of EMCORE Corporation, and I hereby approve the description of my professional biography included under the caption "Management" in the Registration Statement on Form S-1 of EMCORE Corporation.



                                                Robert Louis-Dreyfus

February 24, 1997